SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 18, 2012

EDGAR Online, Inc.

(Exact Name of Registrant Specified in Charter)

Delaware	001-32194	06-1447017
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11200 Rockville Pike Rockville, MD		20852
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (301) 287-0300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 18, 2012, EDGAR Online, Inc. (the “Company”), received a written notice from The Nasdaq Stock Market indicating the Nasdaq staff’s determination that the market value of the Company’s listed securities had not regained compliance with the minimum requirement for continued listing set forth in Listing Rule 5550(b)(2) during the 180-day period provided by Nasdaq to the Company in July 2011. Accordingly, unless the Company requests an appeal of this staff determination, trading of the Company’s common stock on The Nasdaq Capital Market will be suspended at the opening of business on January 27, 2012, and a Form 25-NSE will be filed with the U.S. Securities and Exchange Commission which will remove the Company’s common stock from the listing and registration on The Nasdaq Stock Market.

The Company intends by January 25, 2012 to request an appeal to the Nasdaq Listing Qualifications Panel of the staff’s determination, which request will stay the suspension of the Company’s common stock and filing of the Form 25-NSE pending that Panel’s decision. The Company’s common stock will continue to trade on The Nasdaq Capital Market under the symbol “EDGR” during the appeals period. There can be no assurance the Panel will grant the Company’s appeal for continued listing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDGAR Online, Inc.

By: /s/ David Price

David Price

Chief Operating Officer and Chief Financial Officer

Dated: January 23, 2012